Exhibit 24.3

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that undersigned, in their capacities as directors and/or officers of MGM Resorts International and/or certain of its subsidiaries as set forth beneath their signatures below (collectively, the “Registrants”), each of which is filing the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3, to which this Power of Attorney is filed an exhibit, with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint each of John M. McManus and Andrew Hagopian III (with full power to act alone), the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for me and in my name, place and stead, to sign in any and all capacities (including, without limitation, the capacities listed below) the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of the Registrants, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to enable the Registrants to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed on April 23, 2020 by the following persons in the capacities indicated.

By:	/s/ Heith Bettleman
Name:	Heith Bettleman
Title:	Vice President and Chief Financial Officer of NEW CASTLE, LLC

By:	/s/ Clifford Atkinson
Name:	Clifford Atkinson
Title:	President and Chief Operating Officer of RAMPARTS, LLC

By:	/s/ Brandon Dardeau
Name:	Brandon Dardeau
Title:	President and Chief Operating Officer of MGM RESORTS MISSISSIPPI, LLC

By:	/s/ Efrain Perez Agosto
Name:	Efrain Perez Agosto
Title:	Executive Director of Finance of MGM RESORTS MISSISSIPPI, LLC

By:	/s/ Sarah Rogers
Name:	Sarah Rogers
Title:	Senior Vice President and Chief Financial Officer of BELLAGIO, LLC

By:	/s/ Mark Czerniak
Name:	Mark Czerniak
Title:	Vice President and Chief Financial Officer of NEW YORK-NEW YORK HOTEL & CASINO, LLC, NEW YORK-NEW YORK TOWER, LLC

By:	/s/ Anton Nikodemus
Name:	Anton Nikodemus
Title:	President and Treasurer of MGM ELGIN SUB, INC.

By:	/s/ Matt Buckley
Name:	Matt Buckley
Title:	President and Chief Operating Officer of NORTHFIELD PARK ASSOCIATES LLC, CEDAR DOWNS OTB, LLC

By:	/s/ Corey Sanders
Name:	Corey Sanders
Title:	Treasurer and Manager of NORTHFIELD PARK ASSOCIATES LLC, CEDAR DOWNS OTB, LLC

By:	/s/ Corey Sanders
Name:	Corey Sanders
Title:	Chief Financial Officer, Treasurer and Manager of MGM LESSEE II, LLC

By:	/s/ William J. Hornbuckle
Name:	William J. Hornbuckle
Title:	President and Manager of MGM LESSEE II, LLC